UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2013

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)
1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 27, 2013, Virtual Piggy, Inc. (the “Company”) entered into Note and Warrant Purchase Agreements with two accredited investors, pursuant to which the Company issued and sold: (i) promissory notes in an aggregate principal amount of $1,000,000 (the “Notes”), (ii) two-year warrants to purchase an aggregate of 75,000 shares of Company common stock at an exercise price of $0.01 per share, and (iii) two-year warrants to purchase an aggregate of 100,000 shares of Company common stock at an exercise price of $1.00 per share (the warrants described in clauses (ii) and (iii) above, collectively, the “Warrants”, and the sale of the Notes and Warrants, collectively, the “Offering”).

The Notes bear interest at the rate of 10% per annum and mature on the earliest of (i) five days after the sale of securities resulting in gross proceeds to the Company of at least $3,000,000, (ii) upon an acquisition of the Company, or (iii) February 28, 2014.  The Notes contain acceleration provisions upon insolvency and other customary defaults.

The securities offered and sold to the purchasers in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the form of Note and Warrant Purchase Agreement (which includes the form of Note and forms of Warrants), which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure set forth under Item 2.03 hereof with respect to the issuance of the Warrants is incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits – The following exhibit is filed as part of this report:

10.1	Form of Note and Warrant Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: December 31, 2013	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer

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